               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER HIGH YIELD SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                     _                             _
                    |        ______________________ |
FORMULA:            |       |                       |
                    |  /\ n |           ERV         |
               T  = |    \  |       -----------     | - 1
                    |     \ |            P          |
                    |      \|                       |
                    |_                             _|

               T  = AVERAGE ANNUAL COMPOUND RETURN
               n  = NUMBER OF YEARS
              ERV = ENDING REDEEMABLE VALUE
               P  = INITIAL INVESTMENT



                                                                           (A)
  $1,000             ERV AS OF       AGGREGATE             NUMBER OF      AVERAGE ANNUAL
INVESTED - P         31-Aug-96      TOTAL RETURN           YEARS - n      COMPOUND RETURN - T
-------------       ----------      ------------           ---------      -------------------
   31-Aug-95         $1,049.60             4.96%                   1                    4.96%

   31-Aug-91         $1,965.10            96.51%                   5                   14.47%

   31-Aug-86         $1,778.10            77.81%                  10                    5.92%



(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                     _                             _
                    |        ______________________ |
FORMULA:            |       |                       |
                    |  /\ n |           EV          |
               t  = |    \  |       -----------     | - 1
                    |     \ |           P           |
                    |      \|                       |
                    |_                             _|

                              EV
               TR  =     ----------     - 1
                              P


        t = AVERAGE ANNUAL COMPOUND RETURN
            (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
       EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
        P = INITIAL INVESTMENT
       TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                      (C)                                   (B)
  $1,000              EV AS OF       TOTAL                 NUMBER OF       AVERAGE ANNUAL
INVESTED - P         31-Aug-96       RETURN - TR           YEARS - n      COMPOUND RETURN - t
------------         ---------       -----------         -----------      -------------------
   31-Aug-95         $1,110.70            11.07%                   1                   11.07%

   31-Aug-91         $2,079.50           107.95%                   5                   15.77%

   31-Aug-86         $1,881.60            88.16%                  10                    6.53%


(E)        GROWTH OF $10,000*
(F)        GROWTH OF $50,000*
(G)        GROWTH OF $100,000*

FORMULA:   G = (TR+1)*P
           G = GROWTH OF INITIAL INVESTMENT
           P = INITIAL INVESTMENT
          TR = TOTAL RETURN SINCE INCEPTION

*SINCE INCEPTION : ORIGINAL VALUE $9,450,$47,875 & $96,750  ADJUSTED FOR 5.5%,4.25% AND 3.25% SALES CHARGES, RESPECTIVELY.

                  TOTAL               GROWTH OF                  GROWTH OF                 GROWTH OF
INVESTED - P      RETURN - TR         $10,000 INVESTMENT - E     $50,000 INVESTMENT - F    $100,000 INVESTMENT - G
------------      ------------        -----------------------    -----------------------   ------------------------
   29-Sep-79           379.99              $45,359                      $229,795                 $464,390


                    SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                           DW HIGH YIELD SECURITIES
                          30 day Yield as of 8/31/96




                               6
YIELD = 2([((a - b)/c * d) + 1] - 1)



WHERE:  a = Dividends and interest earned during the period

        b = Expenses accrued for the period

        c = The average daily number of shares outstanding during the period that were entitled to receive dividends

        d = The maximum offering price per share on the last day of the period


                                                                    6
YIELD = 2([((4,857,942.32 - 271,602.56)/68,218,169.871 * 7.045) + 1] - 1)

      =    11.728314%